Exhibit 32.1

CERTIFICATIONS OF CEO AND CFO PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report on Form 10-Q of Editas Medicine, Inc. (the “Company”) for the period ended March 31, 2016, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company hereby certifies, pursuant to 18 U.S.C. (section) 1350, as adopted pursuant to (section) 906 of the Sarbanes-Oxley Act of 2002, that to the best of her or his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 13, 2016	By:	/s/ Katrine S. Bosley
Katrine S. Bosley
President and Chief Executive Officer

Date: May 13, 2016	By:	/s/ Andrew A.F. Hack
Andrew A.F. Hack, M.D., Ph.D.
Chief Financial Officer